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                                                                      EXHIBIT 11

                        ZALE CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                                   (unaudited)
                 (amounts in thousands except per share amounts)

                                                              Three Months Ended
                                                                  October 31,
                                                           ---------------------
                                                              1996        1995
                                                           ----------    -------
Primary:
  Net earnings (loss) applicable to common stock           $  (1,138)    $   91
                                                           ----------    -------
                                                           ----------    -------
  Shares
    Weighted average number of common shares
      outstanding                                             35,217     34,985
    Assuming exercise of options reduced by the
      number of shares which could have been
      purchased with the proceeds from exercise
      of such options                                          ---(1)       582
    Assuming exercise of warrants reduced by
      the number of shares which could have been
      purchased with the proceeds from exercise
      of such warrants                                         ---(1)       724
                                                           ----------    -------
    Weighted average number of common shares
      outstanding as adjusted                                 35,217     36,291
                                                           ----------    -------
                                                           ----------    -------

Net earnings (loss) per common share                       $   (0.03) $     ---
                                                           ----------    -------
                                                           ----------    -------
Fully Diluted:
  Net earnings (loss) applicable to common stock            $ (1,138)  $     91
                                                           ----------    -------
                                                           ----------    -------
  Shares
    Weighted average number of common shares
      outstanding                                             35,217     34,985
    Assuming exercise of options reduced by the
      number of shares which could have been
      purchased with the proceeds from exercise
      of such options                                          ---(1)       605
    Assuming exercise of warrants reduced by
      the number of shares which could have been
      purchased with the proceeds from exercise
      of such warrants                                         ---(1)       749
                                                           ----------    -------
    Weighted average number of common shares
      outstanding as adjusted                                 35,217     36,339
                                                           ----------    -------
                                                           ----------    -------
Net earnings (loss) per common share                        $  (0.03) $     ---
                                                           ----------    -------
                                                           ----------    -------


(1) Not used in the calculation of weighted average number of common shares outstanding due to the antidilutive effect of the common stock equivalents.